EXHIBIT 31.1

                CERTIFICATION PURSUANT TO RULE 13A-14(D)/15D-14(D)
                     UNDER THE SECURITIES EXCHANGE ACT OF 1934
      I, Anthony N. Renzi, certify that:
      1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of RAMP Series 2006-EFC1 Trust (the "Exchange Act periodic reports");
      2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
      3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
      4. I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and
      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
         Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

         In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
         U.S. Bank National Association.


      Date:  March 26, 2007

      By:   /s/ Anthony N. Renzi
            --------------------
            Name: Anthony N. Renzi
            Title: Managing Director